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                                                                    EXHIBIT 5.0

                                 July 22, 1997





Granite Financial, Inc.
6424 West 91st Avenue
Westminster, Colorado  80030-2913

Re:      Registration Statement on Form SB-2
         (S.E.C. File No. 333-29303) Covering
         Public Offering of 2,100,000 Shares of
         Common Stock of Granite Financial, Inc.

Gentlemen:

         We have acted as counsel to Granite Financial, Inc., a Delaware corporation (the "Company"), in connection with the proposed offering by the Company (i) to the public of 2,100,000 shares of Common Stock (collectively, the "Shares"), (ii) to the representatives of the several underwriters, Representatives' Warrants (collectively, the "Representatives' Warrants") to purchase 150,000 shares of Common Stock, and (iii) to holders of the Representatives' Warrants, the Common Stock underlying such Representatives' Warrants, all in accordance with the registration provisions of the Securities Act of 1933, as amended.

         In such capacity, we have examined, among other documents, the Registration Statement on Form SB-2 (File No. 333-29303) filed by the Company with the Securities and Exchange Commission (the "Commission") on June 16, 1997, as amended by Amendment No. 1 which the Company filed with the Commission on June 23, 1997, Amendment No. 2 filed with the Commission on June 25, 1997 and by Amendment No. 3 filed with the Commission today or shortly hereafter (as the same may be further amended from time to time, the "Registration Statement"), covering the public offering of the above-described securities.

         Based on the foregoing and on such further examination as we have deemed relevant and necessary, we are of the opinion that:

         1. The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware.
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Granite Financial, Inc.
July 22, 1997
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         2.      The Shares, Representatives' Warrants and the shares of Common
Stock underlying the Representatives' Warrants have been legally and validly authorized under the Certificate of Incorporation of the Company, and on receipt of the consideration required by, and when issued in accordance with the description set forth in, the Registration Statement, the Shares, Representatives' Warrants and the shares of Common Stock underlying the Representatives' Warrants will constitute duly and validly issued, outstanding, and fully paid and nonassessable securities of the Company.

         We hereby consent to the use of our name and to the references to our firm beneath the caption "LEGAL MATTERS" in the Prospectus forming a part of the Registration Statement, and to the filing of a copy of this opinion as Exhibit No. 5 thereto.

                                  Very truly yours,


                                  /s/ Berliner Zisser Walter & Gallegos, P.C.